                                                                 EXHIBIT h(2)(i)

[ING LOGO]
FUNDS

September 3, 2004

Michael J. Roland
Executive Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Roland:

      Pursuant to the Restated Administrative Services Agreement dated February 25, 2004, between ING Equity Trust and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Principal Protection Fund XII, ING Principal Protection Fund XIII and ING Principal Protection Fund XIV (the "Funds"), three newly established series of ING Equity Trust, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Funds to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A is attached hereto.

      Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned Funds.

                                                   Very sincerely,

                                                   /s/ Robert S. Naka
                                                   ----------------------------
                                                   Robert S. Naka
                                                   Senior Vice President
                                                   ING Equity Trust

ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By: /s/ Michael J. Roland
    ------------------------
    Michael J. Roland
    Executive Vice President

7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000         ING Equity Trust
Scottsdale, AZ 85258-2034          Fax: 480-477-2700
                                   www.ingfunds.com

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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                   RESTATED ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST

                                       AND

                             ING FUNDS SERVICES, LLC

SERIES                                                                     ADMINISTRATIVE FEE
------                                                                     ------------------
                                                             (as a percentage of average daily net assets)
ING Principal Protection Fund                                                     0.10%
ING Principal Protection Fund II                                                  0.10%
ING Principal Protection Fund III                                                 0.10%
ING Principal Protection Fund IV                                                  0.10%
ING Principal Protection Fund V                                                   0.10%
ING Principal Protection Fund VI                                                  0.10%
ING Principal Protection Fund VII                                                 0.10%
ING Principal Protection Fund VIII                                                0.10%
ING Principal Protection Fund IX                                                  0.10%
ING Principal Protection Fund X                                                   0.10%
ING Principal Protection Fund XI                                                  0.10%
ING Principal Protection Fund XII                                                 0.10%
ING Principal Protection Fund XIII                                                0.10%
ING Principal Protection Fund XIV                                                 0.10%